                                                                    EXHIBIT 99.1
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                                [SEPRACOR LOGO]

                                                NEWS RELEASE
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                                                Contacts:
                                                David P. Southwell
                                                Chief Financial Officer
                                                Sepracor Inc.

                                                Jonae R. Barnes
                                                Director, Investor Relations
                                                Sepracor Inc.
                                                (508) 481-6700




                             OVER-ALLOTMENT OPTION
                               EXERCISED IN FULL

MARLBOROUGH, Mass., Feb. 6, 1998 -- Sepracor Inc. (Nasdaq: SEPR) today announced that it has been informed of exercise of the full over-allotment option associated with its $165 million offering of Convertible Subordinated Debentures due 2005. Gross proceeds of the over-allotment option are $24.475 million.

The Debentures have not been registered under the Securities Act of 1933. Accordingly, the Debentures may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the debentures. This press release is being issued pursuant to and in accordance with rule 135c under the Securities Act.

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     CALL SEPRACOR'S AUTOMATED NEWS FAX LINE AT 1-800-758-5804 EXT. 780960.
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   Sepracor Inc., 111 Locke Drive, Marlborough, MA 01752 Tel: (508) 481-6700
                              Fax: (508) 481-7683